                                                                     EXHIBIT 4.1





=============================================================================




                           AMERICHOICE CORPORATION

                                     and





                            [NAME OF RIGHTS AGENT]



                                      as

                                 Rights Agent





                               RIGHTS AGREEMENT



                       Dated as of ______________, 2002




=============================================================================

                              TABLE OF CONTENTS

Section                                                                                   Page
-------
   Section 1.  Certain Definitions...........................................................1

   Section 2.  Appointment of Rights Agent...................................................5

   Section 3.  Issuance of Right Certificates................................................5

   Section 4.  Form of Right Certificates....................................................7

   Section 5.  Countersignature and Registration.............................................7

   Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
   Destroyed, Lost or Stolen Right Certificates..............................................8

   Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.................9

   Section 8.  Cancellation and Destruction of Right Certificates...........................11

   Section 9.  Reservation and Availability of Capital Stock................................11

   Section 10. Preferred Stock Record Date..................................................12

   Section 11. Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price.13

   Section 12. Certification of Adjustments.................................................20

   Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.........20

   Section 14. Fractional Rights and Fractional Shares......................................24

   Section 15. Rights of Action.............................................................25

   Section 16. Agreement of Right Holders...................................................25

   Section 17. Right Certificate Holder Not Deemed a Stockholder............................26

   Section 18. Concerning the Rights Agent..................................................26

   Section 19. Merger or Consolidation or Change of Name of Rights Agent....................26

   Section 20. Duties of Rights Agent.......................................................27

   Section 21. Change of Rights Agent.......................................................28

   Section 22. Issuance of New Right Certificates...........................................29

   Section 23. Redemption...................................................................30

   Section 24. Exchange.....................................................................30

   Section 25. Notice of Proposed Actions...................................................31

   Section 26. Notices......................................................................32

   Section 27. Supplements and Amendments...................................................33

   Section 28. Determinations and Actions by the Board......................................33

   Section 29. Successors...................................................................34

   Section 30. Benefits of this Rights Agreement............................................34

   Section 31. Delaware Contract............................................................34

   Section 32. Counterparts.................................................................34

   Section 33. Descriptive Headings.........................................................34

   Section 34. Severability.................................................................34


Exhibit A  --  Form of Certificate of Designation

Exhibit B -- Form of Right Certificate

Exhibit C  --  Form of Summary of Rights

                               RIGHTS AGREEMENT

        This RIGHTS AGREEMENT (this "RIGHTS AGREEMENT"), dated as of __________, 2002, between AMERICHOICE CORPORATION, a Delaware corporation (the "COMPANY"), and [NAME OF RIGHTS AGENT], a _______________ banking corporation (the "RIGHTS AGENT").

                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, the Board of Directors of the Company has (i) authorized the issuance and declared a dividend of one right (a "RIGHT") for each share of the common stock, par value $.01 per share ("COMMON STOCK"), of the Company outstanding as of the Close of Business (as defined herein) on _______, 2002 (the "RECORD DATE"), each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock (as defined herein) of the Company upon the terms and subject to the conditions hereafter set forth, and
(ii) further authorized the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Expiration Date and the Final Expiration Date (each such term as defined herein).

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

        (a) "ACQUIRING PERSON" shall mean any Person that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the outstanding Common Stock; provided, however, that (i) the term "ACQUIRING PERSON" shall not include an Exempt Person (so long as such Person remains an Exempt Person) or a Permitted Holder; (ii) a Person shall not be deemed to have become an Acquiring Person for any purpose of this Agreement if the Board of Directors in its good faith judgment determines that a Person has inadvertently become the Beneficial Owner of 15% or more of the outstanding Common Stock (or in the case of a Permitted Holder, has inadvertently acquired additional shares of Common Stock so that it is no longer a Permitted Holder) and within ten days after the date upon which the Company shall first become aware of the occurrence of such an event, the Board of Directors in its sole discretion provides such Person with a five-day period to divest a sufficient number of shares so that such Person no longer is the Beneficial Owner of 15% or more of the outstanding Common Stock (or in the case of a Permitted Holder, to divest all shares of Common Stock that prevent such Person from being a Permitted Holder), and such Person has so divested such shares of Common Stock at the end of any such five-day period and has not acquired any additional shares of Common Stock prior to the end of such five-day period; and (iii) shares of Common Stock Beneficially Owned by the Company or any Subsidiary of the Company shall not be considered outstanding for purposes of calculating any Person's percentage ownership of the outstanding Common Stock.

        (b) "ADJUSTMENT SHARES" shall have the meaning set forth in Section 11(a)(ii) hereof.

        (c) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as in effect on the date of this Rights Agreement.

        (d) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "BENEFICIAL OWNER" of, or to "BENEFICIALLY OWN", securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "BENEFICIAL OWNER" of, or to "BENEFICIALLY OWN", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliates or Associates thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in the proviso to clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company;

provided, however, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (i) the phrase "THEN OUTSTANDING", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to Beneficially Own under this Agreement.

        (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        (f) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., Eastern Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern Time, on the next succeeding Business Day.

        (g) "COMMON STOCK," when used with reference to the Company, shall mean the common stock, par value $.01 per share, of the Company and, when used with reference to any Person other than the Company, shall mean the capital stock or other equity interests with the greatest per share or per unit voting power of such other Person or, if such other Person is a Subsidiary of or is controlled by another Person, the Person or Persons that ultimately controls such first-mentioned Person.

        (h)    "COMMON STOCK EQUIVALENTS" shall have the meaning set forth in
Section 11(a)(iii) hereof.

        (i)    "CURRENT MARKET PRICE" shall have the meaning set forth in
Section 11(d) hereof.

        (j) "CURRENT VALUE" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (k) "DISTRIBUTION DATE" shall have the meaning set forth in Section 3(a) hereof.

        (l) "EQUIVALENT PREFERRED STOCK" shall have the meaning set forth in Section 11(b) hereof.

        (m) "EXCHANGE ACT" shall have the meaning set forth in Section l(c) hereof.

        (n) "EXCHANGE RATIO" shall have the meaning set forth in Section 24(a) hereof.

        (o)     "EXEMPT PERSON" shall mean:

                (i) the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan;

               (ii)    (a)       those stockholders listed on Schedule I
        hereto or any stockholder who is a descendant of such stockholders (each, an "ORIGINAL STOCKHOLDER", and together, the "ORIGINAL STOCKHOLDERS"), (b) any stockholder who is an Affiliate or Associate of an Original Stockholder, or (c) any Person who would otherwise become an Acquiring Person as a result of the acquisition of Common Stock or a Beneficial Interest in Common Stock from an Original Stockholder (or from any Affiliate or Associate of an Original Stockholder) by way of gift, devise, descent or distribution; provided, however, that no Person described in the foregoing clauses
        (a), (b) or (c) shall be an Exempt Person if such Person (together with all Affiliates and Associates of such Person) is the Beneficial Owner of more than 30% of the outstanding Common Stock; and

               (iii) any Person who as of the date hereof was the Beneficial Owner of 15% or more of the outstanding Common Stock; provided, however, that such Person shall not be an Exempt Person if subsequent to the date hereof such Person becomes the Beneficial Owner of any additional shares of Common Stock.

        (p) "EXPIRATION DATE" shall have the meaning set forth in Section 7(a) hereof.

        (q)    "FINAL EXPIRATION DATE" shall have the meaning set forth in
Section 7(a) hereof.

        (r) "NASDAQ" shall have the meaning set forth in Section 9(b) hereof.

        (s) "PERMITTED HOLDER" shall mean any Person who would otherwise become an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Common Stock; provided, however, that such Person shall not be a Permitted Holder if, subsequent to such reduction, such Person shall become the Beneficial Owner of any additional shares of Common Stock.

        (t) "PERSON" shall mean any individual, firm, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

        (u) "PREFERRED STOCK" shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having the rights, preferences and limitations set forth in the Certificate of Designation attached to this Rights Agreement as Exhibit C, and, to the extent there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the then outstanding Rights, any other series of preferred stock of the Company containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

        (v) "PRINCIPAL PARTY" shall have the meaning set forth in Section 13(b) hereof.

        (w) "PURCHASE PRICE" shall have the meaning set forth in Section 4(a) hereof.

        (x) "RECORD DATE" shall have the meaning set forth in the recitals clause at the beginning of this Rights Agreement.

        (y) "REDEMPTION PRICE" shall have the meaning set forth in Section 23(a) hereof.

        (z) "RIGHT CERTIFICATE" shall have the meaning set forth in Section 3(a) hereof.

        (aa)   "SECTION 11(a)(ii) EVENT" shall mean an event described in
Section 11(a)(ii) hereof.

        (bb)   "SECTION 13 EVENT" shall mean any event described in clause
(x), (y) or (z) of Section 13(a) hereof.

        (cc) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        (dd) "STOCK ACQUISITION DATE" shall mean the first date of a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) or (g) under the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a), then no Stock Acquisition Date shall be deemed to have occurred.

        (ee) "SUBSIDIARY" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person.

        (ff)   "SUBSTITUTION PERIOD" shall have the meaning set forth in
Section 11(a)(iii) hereof.

        (gg) "SUMMARY OF RIGHTS" shall have the meaning set forth in Section 3(b) hereof.

        (hh) "TRADING DAY" shall have the meaning set forth in Section 11(d) hereof.

        (ii) "TRIGGERING EVENT" shall mean any event described in Section 11(a)(ii) or Section 13 hereof.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

          SECTION 3. ISSUANCE OF RIGHT CERTIFICATES.

        (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 15% or more of the outstanding Common Stock (irrespective of whether any shares are actually purchased pursuant to such offer) (the earlier of such dates described in clauses (i) and (ii) being referred to herein as the "DISTRIBUTION DATE"), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate Right Certificates, and (y) each Right (and the right to receive separate Right Certificates) will be transferable only in connection with the transfer of a share (subject to adjustment as hereinafter provided) of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, and the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a Right Certificate in substantially the form of Exhibit B hereto ("RIGHT CERTIFICATE") evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates and will be transferable separately from the Common Stock.

        (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, substantially in the form attached hereto as Exhibit C ("SUMMARY OF RIGHTS"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company.

        (c) With respect to certificates for Common Stock outstanding as of the Record Date until the Distribution Date (or, if earlier, the Expiration Date or the Final Expiration Date), the Rights will be evidenced by certificates for Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

        (d) Certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after the Record Date, but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between AmeriChoice Corporation and ________, as Rights Agent, dated as of _____, 2002 (the "RIGHTS AGREEMENT"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of AmeriChoice Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. AmeriChoice Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights will become null and void.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall, until the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date, be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby. If the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding.

         SECTION 4.     FORM OF RIGHT CERTIFICATES.

        (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates whenever distributed shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock, as shall be set forth therein at the price per one-thousandth of a share of Preferred Stock (the "PURCHASE PRICE"), but the amount and type of securities purchasable upon exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided therein and in this Rights Agreement.

        (b) Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights that are or were at any time on or after the Distribution Date Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof (or any transferee of such Rights) shall have impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing) the following legend:

        The beneficial owner of the Rights represented by this Right Certificate is an Acquiring Person or an Affiliate or Associate (as such terms are defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Right Certificate beneficially owned by such Persons. Accordingly, under circumstances specified in the Rights Agreement, this Right Certificate and the Rights represented hereby will become null and void.

Notwithstanding the above provision, failure to place such legend on any Right Certificate representing Rights that are otherwise null and void pursuant to the terms of this Rights Agreement shall not affect the null and void status of such Rights.

         SECTION 5.     COUNTERSIGNATURE AND REGISTRATION

        (a) The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned (which countersignature may be a facsimile) by the Rights Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

        (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates, and the certificate numbers for each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

        (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates may be (a) transferred or (b) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock or other securities, cash or other assets, as the case may
be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the principal office of the Rights Agent with the form of assignment on the reverse side thereof (or enclose with such Right Certificate a written instrument of transfer in a form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign (which countersignature may be a facsimile) and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

        (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

        (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(b), Section 11(a)(iii) and Section 23(a)), in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the earlier of (i) the Close of Business on February 20, 2012 (the "FINAL EXPIRATION DATE"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the "EXPIRATION DATE") and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

        (b) The Purchase Price shall initially be $75 for each one one-thousandth of a share of Preferred Stock issued pursuant to the exercise of a Right. The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or consideration to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) hereof.

        (c) Except as provided in Section 7(d) hereof, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the Right Certificate duly executed, accompanied by payment of the Purchase Price or so much thereof as is necessary for the shares or other securities or assets to be purchased and an amount equal to any applicable transfer tax, by cash, certified check or official bank check payable to the order of the Company or the Rights Agent, the Rights Agent subject to Section 20(j) shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of shares of Preferred Stock so elected to be purchased and the Company will comply and hereby authorizes and directs such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14(b) hereof, or the depositary receipts, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and

(iv) after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to
Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iv). In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued. Subject to Section 24, the payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent).


        (d) If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

        (e) Notwithstanding anything in this Rights Agreement to the contrary, from and after the first occurrence of any Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company or (B) a transfer that a majority of the Board of Directors has determined to be part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this
Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

        (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8.     CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

        All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9.     RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

        (a) Subject to the Company's rights under Section 11(a)(iii) to otherwise fulfill its obligations hereunder, the Company covenants and agrees that it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Preferred Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or other securities) or shares held in its treasury, the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock or other securities) that, as provided in this Rights Agreement, including
Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless, and only to the extent that, the Rights become exercisable pursuant to Section 7(a) following such adjustments.

        (b) The Company shall (i) use its best efforts to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock or other securities) issued or reserved for issuance upon exercise thereof to be listed on The Nasdaq Stock Market's National Market ("NASDAQ") or any other national securities exchange upon notice of issuance upon such exercise and (ii) if then necessary to permit the offer and issuance of such shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities), register and qualify such shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as practicable after such filing and keep such registration and qualifications effective until the earlier of the Expiration Date or the Final Expiration Date of the Rights. The Company may temporarily suspend, for a period of time not to exceed 180 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

        (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.

        (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Preferred Stock (or shares of Common Stock or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock (or shares of Common Stock or other securities, as the case may be) to a person other than such registered holder until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         SECTION 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for shares of Preferred Stock (or shares of Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or shares of Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or shares of Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or shares of Common Stock or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as otherwise provided in this Agreement.

         SECTION 11. ADJUSTMENTS TO NUMBER AND KIND OF SHARES, NUMBER OF RIGHTS OR PURCHASE PRICE.

        The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

               (a) (i) If the Company shall at any time after the Record Date (A) declare or pay any dividend on Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 7(e) or this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one such Right be less than the per share par value of the shares of capital stock of the Company issuable upon exercise of the Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and
        Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) Subject to Section 23(a) and Section 24, if any Person shall at any time after the date of this Agreement become an Acquiring Person (a "SECTION 11(a)(II) EVENT"), then, except as otherwise provided in this Section 11, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Rights Agreement in lieu of the number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (such product, following such first occurrence, shall be referred to as the "PURCHASE PRICE" with respect to each Right for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)) per share of such class of Common Stock for which a Right is exercisable on the date of such first occurrence (such number of shares is herein called the "ADJUSTMENT SHARES"); provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Rights Agreement to reflect any events occurring after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
        Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding the foregoing, upon the occurrence of a Section 11(a)(ii) Event, any Rights that are or were at any time, on or after the earlier of the Stock Acquisition Date or the Distribution Date, Beneficially Owned by the Acquiring Person or any Associate or Affiliate of the Acquiring Person shall become null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement.

               (iii) If the number of shares of Common Stock that are authorized by the Company's certificate of incorporation but that are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the Rights shall become so exercisable, the Company shall take all such action as may be necessary (including seeking stockholder approval for the authorization of additional shares) to authorize additional shares of Common Stock for issuance upon exercise in full of the Rights; provided, however, that if the Company after using its reasonable best efforts to do so is unable to cause the authorization of a sufficient number of additional shares of Common Stock within 120 days (the "SUBSTITUTION PERIOD"), the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE") and (B) with respect to each Right (subject to
        Section 7(e)), upon the exercise of such Right and payment of the applicable Purchase Price, make adequate provision to substitute for the Adjustment Shares (1) cash, (2) a reduction in the Purchase Price,
        (3) equity securities other than shares of Common Stock of the Company (including, without limitation, shares, or units of shares, of preferred stock of the Company that, by virtue of having dividend, voting and liquidation rights substantially comparable to the class of shares of Common Stock of the Company for which a Right is exercisable are deemed in good faith by the Board of Directors of the Company to have essentially the same value as the class of shares of Common Stock of the Company for which a Right is exercisable (such shares or units of shares of preferred stock are herein called "COMMON STOCK EQUIVALENTS")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value that, when added to the value of the shares of Common Stock of the Company actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined in good faith by the Board of Directors of the Company based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause
        (B) above within 120 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, the shares of Common Stock of the Company for which a Right is exercisable (to the extent available) and then, if necessary, cash or shares of capital stock of the Company, which shares and/or cash have an aggregate value equal to the excess of the Current Value over the Purchase Price. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of Common Stock of the Company on the date of occurrence of the
        Section 11(a)(ii) Event and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of Common Stock of the Company on such date.

        (b) If the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock, shares having the same rights, privileges and preferences as the Preferred Stock ("EQUIVALENT PREFERRED STOCK") or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

        (c) If the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

        (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purpose of computations made pursuant to Section 11(a)(iii) hereof, the "CURRENT MARKET PRICE" per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the ten consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) any dividend or distribution on the Common Stock (other than a regular quarterly cash dividend and other than the Rights), or (ii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of the requisite 30 Trading Day or ten Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the shares of Common Stock are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange or national market system on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or national market system, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "CURRENT MARKET PRICE" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

        (ii) For the purpose of any computation hereunder, the "CURRENT MARKET PRICE" per share of Preferred Stock shall be determined in the same manner as set forth for the Common Stock in Section 11(d)(i) hereof (other than the last sentence thereof). If the Current Market Price per share or one one-thousandth of a share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(d)(i) hereof, the "CURRENT MARKET PRICE" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Rights Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "CURRENT MARKET PRICE" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Company, acting by resolution of its Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "CURRENT MARKET PRICE" of one one-thousandth of a share of Preferred Stock shall be equal to the "CURRENT MARKET PRICE" of one share of Preferred Stock divided by 1000.

        (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other security or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, and (ii) the Expiration Date.

        (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in
Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (l) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of one one-thousandths of a share of Preferred Stock for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandths of a share of Preferred Stock and the number of one one-thousandths of a share of Preferred Stock that were expressed in the initial Right Certificates issued hereunder without prejudice to any such adjustment or change.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action, including using its reasonable best efforts to obtain any required stockholder approvals, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

        (n) The Company covenants and agrees that it shall not, at any time after the Stock Acquisition Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions not in the ordinary course of the Company's business, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which is not prohibited by Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

        (o) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights

        (p) Anything in this Rights Agreement to the contrary, in the event that the Company shall at any time after the date of this Rights Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

         SECTION 12. CERTIFICATION OF ADJUSTMENTS. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with the transfer agent for the Common Stock or Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with
Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained. Any adjustment to be made pursuant to Sections 11 and 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

        (a) If at any time on or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o)), and the Company shall not be the surviving or continuing corporation of such consolidation or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o)) shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person (other than the Company or any Subsidiary of the Company, in one or more transactions not prohibited by Section 11(o)), in one transaction or a series of related transactions not in the ordinary course of the Company's business, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof and payment of the Purchase Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and nonassessable and freely tradable Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (such product, following the first occurrence of a Section 13 Event, shall be referred to as the "PURCHASE PRICE" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined as provided in Section 11(d) hereof with respect to the Common Stock) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Rights Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event;
(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "COMPANY" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall only apply to such Principal Party following the first occurrence of a
Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property that such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

        (b)    "PRINCIPAL PARTY" shall mean

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

               (ii) in the case of any transaction described in clause (z) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case described in the foregoing (b)(i) or
(b)(ii), if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "PRINCIPAL PARTY" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of which are and have been so registered, the term "PRINCIPAL PARTY" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

        (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

               (ii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be listed by a national securities exchange or admitted for trading on Nasdaq;

               (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

               (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

If any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights that have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a). The provisions of this Section 13 shall similarly apply to all successive mergers, consolidations, sales, transfers or other Section 13 Events.

        (d) Furthermore, if the Principal Party that is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate or articles of incorporation, bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

        (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a whole Right shall be determined in the same manner as the Current Market Price of a share of Common Stock shall be determined pursuant to Section 11(d) hereof.

        (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandths of a share of Preferred Stock) upon exercise of the Rights, or to exchange the Rights pursuant to Section 24 of this Agreement for fractions of Common Stock. Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock. With respect to fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, if the Company does not issue fractional shares or depositary receipts in lieu thereof, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be the Current Market Price of one one-thousandth of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)).

        (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For the purposes of this Section 14(c), the current market value of one share of Common Stock shall be the Current Market Price of a share of Common Stock (as determined pursuant to Section 11(d)(i) hereof).

        (d) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares (other than fractions that are integral multiples of one one-thousandths of a share of Preferred Stock) upon exercise of a Right.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Rights Agreement are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

        (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

        (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

        (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 17.    RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

        No holder of a Right or a Right Certificate, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Preferred Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as set forth in Section 25 hereof), or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Rights Agreement.

         SECTION 18.    CONCERNING THE RIGHTS AGENT.

        (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement including the costs and expenses of defending against any claim of liability.

        (b) The Rights Agent shall be protected by the indemnity provided in this Section 18 and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate, certificate for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

         SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
AGENT.

        (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

        (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, if prior to the Distribution Date, the holders of Common Stock), by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or its own in-house counsel), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, Chief Executive Officer, President or any Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment required under the provisions hereof or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Common Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, Chief Executive Officer, President, any Vice President, the Secretary, any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

        (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

        (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to the transfer agent of the Common Stock and the

Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any State thereof, in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has, or together with its parent entity has, at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Expiration Date, the Purchase Price per share and the number or kind of class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         SECTION 23.    REDEMPTION.

        (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), and (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE"). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d)(i), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon, for each Right so held. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of any redemption hereunder. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, and other than in connection with the purchase of Common Stock prior to the Distribution Date.

         SECTION 24.    EXCHANGE.

        (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Rights Agreement (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock representing 50% or more of the shares of the Common Stock then outstanding.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock or Common Stock Equivalents equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at the last address of each holder as it appears upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock or Common Stock Equivalents for Rights will be effected and, in the event of any partial exchange, the number and kind of Rights that will be exchanged. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of any exchange hereunder. Any partial exchange shall be effected pro rata based on the number of Rights being exchanged (other than Rights that have become void pursuant to the provisions of Section 7(e)) held by each holder of such Rights.

        (c) If the number of shares of Common Stock that are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

        (d) The Company shall not be required to issue fractions of a share of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of such whole shares of Common Stock. For purposes of this Section 24(d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         SECTION 25.    NOTICE OF PROPOSED ACTIONS.

        (a) If the Company, after the Stock Acquisition Date, shall propose to
(i) effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Preferred Stock payable in stock of any class or to make any other distribution to the holders of record of its Preferred Stock (other than a regular periodic cash dividend), (ii) offer to the holders of record of its Preferred Stock options, warrants, or other rights to subscribe for or to purchase shares of Preferred Stock (including any security convertible into or exchangeable for Preferred Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, (iii) effect any reclassification of its Preferred Stock or any recapitalization or reorganization of the Company, (iv) effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions not in the ordinary course of the Company's business, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of Rights, in accordance with Section 26 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in
Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

        (b) If any of the transactions referred to in Section 11(a)(ii) or
Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 26 hereof, notice of the proposal of such transaction at least ten days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

        (c) If any Section 11(a)(ii) Event shall occur, then all references in this Section 25 to Preferred Stock shall be deemed thereafter to refer to Common Stock or other securities for which the Rights are then exercisable.

         SECTION 26. NOTICES. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on behalf of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                             AmeriChoice Corporation
                             8045 Leesburg Pike, Suite 650
                             Vienna, Virginia  22182
                             Attn:  Edgar G. Rios
                             with a copy to:

                             King & Spalding
                             1185 Avenue of the Americas
                             New York, New York  10036
                             Attn:  E. William Bates, II


Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      [NAME AND ADDRESS OF RIGHTS AGENT]

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock and the Preferred Stock.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Stock Acquisition Date and except as provided in the third sentence of this Section 27, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of the Rights or the Common Stock. From and after the Stock Acquisition Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or (iii) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than any interest of an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this
Section 27, the Rights Agent shall execute such supplement or amendment.

         SECTION 28. DETERMINATIONS AND ACTIONS BY THE BOARD. The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Rights

Agreement (including a determination to redeem or not redeem the Rights or to amend this Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

         SECTION 29. SUCCESSORS. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 30. BENEFITS OF THIS RIGHTS AGREEMENT. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

         SECTION 31. DELAWARE CONTRACT. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         SECTION 32. COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 34. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.



Attest:                                            AMERICHOICE CORPORATION

By:                                                By:
   --------------------------------------             -------------------------
    Name:                                             Name:
    Title:                                            Title:


Attest:                                            [RIGHTS AGENT]



By:                                                By:
   ---------------------------------------            -------------------------
    Name:                                             Name:
    Title:                                            Title:

                                                                    SCHEDULE I

                        LIST OF ORIGINAL STOCKHOLDERS

Anthony Welters

Jess E. Sweely

Edgar G. Rios

                                                                      EXHIBIT A


                                     FORM

                                      OF

                         CERTIFICATE OF DESIGNATIONS

                                      OF

                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                           AMERICHOICE CORPORATION

      (Pursuant to Section 151 of the Delaware General Corporation Law)

         AmeriChoice Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "CORPORATION"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 20, 2002:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of the Corporation's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION") the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK" (the "SERIES A PREFERRED STOCK") and the number of shares constituting the Series A Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.        Dividends and Distributions.

              (A) Subject to the rights of the holders of any shares of any series of Preferred

     Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and
     (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

              (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. Amendment. The Certificate of Incorporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         Section 11. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series A Preferred Stock.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this [___] day of [__________] 2002.



                                       -----------------------------------

                                       Chairman of the Board







Attest:





------------------------------

Secretary

                                                                      EXHIBIT B



                         [FORM OF RIGHT CERTIFICATE]

Certificate No. R-                                              ________ Rights

         NOT EXERCISABLE AFTER February 20, 2012 OR UNDER CERTAIN CIRCUMSTANCES EARLIER. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID.

                              Right Certificate

                           AMERICHOICE CORPORATION

         This certifies that _________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of ______, 2002 (the "RIGHTS AGREEMENT") between AmeriChoice Corporation, a Delaware corporation (the "COMPANY"), and _____________________, a ____________ banking corporation (the "RIGHTS
AGENT"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern Time) on February 20, 2012 at the principal office of the Rights Agent, or its successors as Rights Agent, one one-thousandth fully paid and nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share ("PREFERRED STOCK"), of the Company at a purchase price of $____ as the same may from time to time be adjusted in accordance with the Rights Agreement (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Preferred Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ________ __, 2002 (the "RECORD DATE") based on the shares of Preferred Stock of the Company as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a share of Preferred Stock that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of Common Stock or common stock equivalents.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby, except as provided in the Rights Agreement, and in lieu thereof, as provided in the Rights Agreement, fractions of shares of Preferred Stock shall receive an amount in cash equal to the same fraction of the then current market value of a share of Preferred Stock.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors, or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings (except as provided in the Rights Agreement) or other actions affecting stockholders or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of _____________________, 20__.

ATTEST:                                           AMERICHOICE CORPORATION



                                                  By:
---------------------------------------              ---------------------------
Secretary                                             Title:


Countersigned:

[RIGHTS AGENT], as Rights Agent

By:
   ------------------------------------
     Authorized signature

                 [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT

           (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto _____________________________________________________________


 ----------------------------------------------------------------------------
                (Please print name and address of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________, 20__



                                                     --------------------------
                                                     Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                 CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: _______________, 20___



                                                     --------------------------
                                                     Signature



                                    NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

               (To be executed if registered holder desires to
                       Exercise the Right Certificate.)

To:      AmeriChoice Corporation

         The undersigned hereby irrevocably elects to exercise
_____________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

--------------------------------------------------------------------------------
                       (Please print name and address)


--------------------------------------------------------------------------------
         (Please insert social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
                       (Please print name and address)


--------------------------------------------------------------------------------
         (Please insert social security or other identifying number)


Dated: ___________________, 20____



                                     ------------------------------------------
                                     Signature
                                     (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.



                        ------------------------------


                                 CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ___________________, 20____



                                                     --------------------------
                                                     Signature

                                                                      EXHIBIT C



                           AMERICHOICE CORPORATION

                        SUMMARY OF RIGHTS TO PURCHASE

                               PREFERRED STOCK

         On February 20, 2002, the Board of Directors of AmeriChoice Corporation (the "COMPANY") adopted a Rights Agreement (the "RIGHTS AGREEMENT") and authorized and declared a dividend of one Preferred Stock Purchase Right (a "RIGHT") with respect to each outstanding share of common stock, par value $.01 per share ("COMMON STOCK"), of the Company. The dividend is payable on ___________, 2002 to the stockholders of record on that date (the "RECORD DATE"), and to each holder of Common Stock issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption or exchange of the Rights. Except as set forth below, each Right entitles the registered holder thereof to purchase from the Company at any time after the Distribution Date one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share ("PREFERRED STOCK") at a price of $75 per one one-thousandth of a share, subject to adjustment (the "PURCHASE PRICE"). The description and terms of the Rights are set forth in the Rights Agreement.

         Initially, the Rights will attach to all certificates representing shares of Common Stock, then outstanding and no separate Right Certificates (as hereinafter defined) will be distributed. The Rights will become exercisable and separate from the shares of Common Stock upon the earlier to occur of (i) ten days after the date (the "STOCK ACQUISITION DATE") of a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (such person or group being hereinafter referred to as an "ACQUIRING PERSON"(1)); and (ii) ten business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of


-----------------------

(1) Each of the following persons will not be deemed to be an Acquiring Person even if they have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock:
         (i) the Company, any subsidiary of the Company, or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company; (ii) certain stockholders of the Company and descendants of such stockholders (each an "Original Stockholder," and together, the "Original Stockholders"), any stockholder who is affiliated or associated with an Original Stockholder and any person who would otherwise become an Acquiring Person as a result of the receipt of Common Stock or a beneficial interest in Common Stock from an Original Stockholder by way of gift, devise, descent or distribution, but not by way of sale, unless any such person, together with his affiliates and associates, becomes the beneficial owner of more than 30% of the outstanding shares of Common Stock;
         (iii) any person who would otherwise become an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Common Stock unless and until such person shall become the beneficial owner of any additional shares of Common Stock; and (iv) any person who as of the Record Date was the beneficial owner of 15% or more of the outstanding Common Stock unless and until such person shall become the beneficial owner of any additional shares of Common Stock.

Common Stock (the earlier of such dates in clauses (i) and (ii) being called the "DISTRIBUTION DATE"). Shares of Common Stock beneficially owned by the Company or any subsidiary of the Company will not be considered outstanding for purposes of calculating the percentage ownership of any person.

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with, and only with, the shares of Common Stock, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (collectively, the "RIGHT CERTIFICATES") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on February 20, 2012 unless earlier redeemed by the Company as described below.

         If any person becomes an Acquiring Person, each holder of a Right will thereafter have the right (the "FLIP-IN RIGHT") to receive in lieu of shares of Preferred Stock, upon payment of the Purchase Price, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, all Rights that are, or were, beneficially owned by an Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

         If, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets, cash flow or earning power is sold or transferred other than in the ordinary course of the Company's business, then each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right (the "FLIP-OVER RIGHT") to receive, in lieu of shares of Preferred Stock and upon exercise and payment of the Purchase Price, shares of common stock of the acquiring company having a value equal to two times the Purchase Price. If a transaction would otherwise result in a holder's having a Flip-In as well as a Flip-Over Right, then only the Flip-Over Right will be exercisable. If a transaction results in a holder's having a Flip-Over Right subsequent to a transaction resulting in a holder's having a Flip-In Right, a holder will have Flip-Over Rights only to the extent such holder's Flip-In Rights have not been exercised.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the

Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%.

         The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         If, after the triggering of Flip-In Rights, insufficient shares of Common Stock are available for the exercise in full of the Rights, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise in full of the Rights. If, after the expiration of 120 days after the triggering of Flip-In Rights, insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then cash, property or other securities of the Company, in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price.

         The Company is not required to issue fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandths of a share of Preferred Stock that may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current value of one one-thousandth of a share of Preferred Stock. Following the triggering of the Flip-In Rights, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a share of Common Stock.

         At any time prior to the Distribution Date, the Board of Directors of the Company may redeem all, but not less than all, of the then outstanding Rights at a price of $.001 per Right

(subject to adjustment) (the "REDEMPTION PRICE"), at any time before the close of business on the Stock Acquisition Date.

         At any time after a Person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the outstanding shares of Common Stock, the Company may exchange the then outstanding and exercisable Rights (other than Rights owned by an Acquiring Person that will have become null and void), in whole or in part, for shares of Common Stock, each Right being exchangeable for one share of Common Stock, or common stock equivalents equal to one share of Common Stock, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The issuance of the Rights is not taxable to the Company or to stockholders under presently existing federal income tax law, and will not change the way in which stockholders can presently trade the Company's shares of Common Stock. If the Rights should become exercisable, stockholders, depending on then existing circumstances, may recognize taxable income.

         Prior to the Stock Acquisition Date, the Rights Agreement generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights or the Common Stock. On or after the Stock Acquisition Date, the Company may amend the Rights Agreement only to (i) cure any ambiguity, (ii) correct or supplement any provision that may be defective or inconsistent with the other provisions of the Rights Agreement, or (iii) change or supplement the Rights Agreement in any other manner that the Company may deem necessary or desirable, provided that no amendment shall adversely affect the interests of the holders of Rights (other than any interest of an Acquiring Person or an affiliate or associate of an Acquiring Person).

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a Person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights Agreement helps ensure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the outstanding Common Stock. The adoption of the Rights Agreement is not in response to any specific takeover threat or proposal, but is a precaution taken to protect the rights of the Company's stockholders.

         A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, that is incorporated in this summary description by reference.